EXHIBIT 10.21

                        ADDENDUM TO EIGHT PERCENT SECURED
                          CONVERTIBLE SUBORDINATED NOTE


          This ADDENDUM TO EIGHT PERCENT SECURED CONVERTIBLE SUBORDINATED NOTE is entered into as of January 22, 1999, by and between CREATIVE MEDICAL DEVELOPMENT, INC. ("Debtor") and WILLIAM E. COOK ("Secured Party").

          1. On October 24, 1998, the parties executed a Eight Percent Secured Convertible Subordinated Note (the "Subordinated Note").

          2. Continued Effectiveness. Except as expressly modified by this Addendum, all terms, conditions, agreements, and covenants set forth in the Subordinated Note are hereby ratified and confirmed and shall continue in fill force and effect.

          3. Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Subordinated Note.

          4. Amendment of Section 3. Section 3 of the Subordinated Note is hereby deleted and replaced with the following:

     "3. Conversion. Lender shall have the right, exercisable at any time prior to maturity upon written notice to Company, to convert the principal amount hereofinto (a) shares of the Common Stock of the Company, at the conversion price of $0.0644 (the "Conversion Price") of principal due under this Note for one (1) fully paid and nonassessable share of Common Stock; and (b) 1041 shares of Series B Preferred Stock for each share of Common Stock received in this conversion. Except as otherwise expressly set forth below to the contrary in relation to the issuance of additional Shares, in the event there is any change in the number of issued and outstanding shares of stock of the Company due to the declaration of stock dividends or through merger, consolidation or recapitalization resulting in stock split-ups or combinations or exchanges of shares or otherwise, the number of shares of Common Stock of the Company and/or Series B Preferred Stock into which the principal amount of this Note may be converted and the Conversion Price shall be adjusted proportionately by the Company. If after the date of this Note and prior to Lender's exercise of its conversion rights, the Company issues any class of Common or Preferred Stock or securities convertible into or carrying a right to acquire Common Stock of the Company ("Shares"), excluding any shares of Common Stock or Series B Preferred Stock issued pursuant to any options, conversion rights, warrants or other agreements in effect prior to the date of this Note, which are exercisable at a price of $.89 per share or less, and also excluding the conversion rights granted to other holders of the Eight Percent Secured Convertible Subordinated Notes issued by Lender for any tranche of the aggregate maximum principal amount of $275,160.00 (including the principal amount of this Note), then Lender is granted a preemptive right to purchase additional shares of Common Stock of the Company equal to its Pro Rata Share of such Shares, which must be exercised concurrently with Lender's conversion of the principal amount of this Note to Common Stock and Series B Preferred Stock of the Company. The term "Pro Rata Share" means nineteen and six-tenths percent (19.6%). Lender shall pay the Conversion Price for the Common Stock issued to Lender as its

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     Pro Rata Share of the Shares  concurrently with conversion of the principal amount of this Note to Common Stock and Series B Preferred Stock of the Company. As a condition to issuance of the Common Stock and Series B Preferred Stock to Lender pursuant to this Section 3, Lender and Company shall execute and deliver a Registration Rights Agreement in the form delivered to Lender prior to or concurrently with delivery of this Note."

          IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first set forth above.

COMPANY:                            CREATIVE MEDICAL DEVELOPMENT, INC

                                    By: /s/ M. Charles Van Rossen
                                       -----------------------------------------
                                    Title: VP Finance & Treasurer
                                          --------------------------------------

LENDER:

                                     /s/ William E. Cook
                                     -------------------------------------------


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